UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 3, 2025

JAMES RIVER GROUP HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36777	98-0585280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Clarendon House, 2 Church Street, Hamilton, Pembroke HM11, Bermuda
(Address of principal executive offices)
(Zip Code)
(441) 295-1422
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐    Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐    Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.0002 per share	JRVR	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
2024 Short-Term Incentive Plan Payouts
On March 3, 2025, the Board of Directors (the “Board”) of James River Group Holdings, Ltd. (the “Company”) approved the use of discretion to increase the cash incentive award amounts for the 2024 performance period under the Company’s Short-Term Incentive Plan (the “STI Plan”) above those that would have otherwise been payable based on the actual achievement of the applicable performance targets under the plan. The Board’s approval follows the recommendation of members of the Compensation and Human Capital Committee to exercise such discretion.
The exercise of discretion, which is permitted under the STI Plan, involved the Company’s Adjusted EBIT and group Adjusted Combined Ratio metrics of the STI Plan, which were negatively impacted by multiple strategic activities undertaken by the Company. The strategic activities included the Company’s exploration of strategic alternatives and the execution of two retroactive reinsurance transactions on the business of the Company’s Excess & Surplus Lines segment (the “E&S ADCs”). Specifically, the calculation of the Adjusted EBIT and, except with respect to the Excess & Surplus Lines segment leader, the group Adjusted Combined Ratio performance measures were adjusted to exclude (i) actual expenses pertaining to the strategic activities, (ii) the reinsurance premiums paid for the E&S ADCs, and (iii) the aggregate value of employee retention awards paid in light of the Company’s exploration of strategic alternatives, in each case to the extent that such items would have been included in the calculation of the 2024 Adjusted EBIT and group Adjusted Combined Ratio performance measures. The segment Adjusted Combined Ratio performance goals applicable to segment business leaders were not adjusted.
Below are the amounts of modified payouts for the executive officers who are expected to be the named executive officers in our 2025 compensation disclosure and analysis:

Name and Title	STI Plan Payout	Payout (% of Target)
Frank N. D’Orazio, Chief Executive Officer	$745,268	77.1%
Sarah C. Doran, Chief Financial Officer	$441,012	77.1%
Richard J. Schmitzer, President and Chief Executive Officer, Excess and Surplus Lines segment	$395,943	59.1%
William K. Bowman, President and Chief Executive Officer, Specialty Admitted Insurance segment	$279,300	93.1%
Michael J. Hoffmann, Chief Underwriting Officer	$255,586	77.1%

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER GROUP HOLDINGS, LTD.

Dated: March 7, 2025	By: /s/ Sarah C. Doran
Sarah C. Doran
Chief Financial Officer